As filed with the Securities and Exchange Commission on July 2, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADIAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8071	82-3074668
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Adial Pharmaceuticals, Inc.
1180 Seminole Trail, Suite 495

Charlottesville, Virginia 22901

(434) 422-9800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

William B. Stilley, III
President and Chief Executive Officer
Adial Pharmaceuticals, Inc.
1180 Seminole Trail, Suite 495
Charlottesville, Virginia 22901
(434) 422-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.
Hank Gracin, Esq.
Patrick J. Egan, Esq.
Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, NY 10174
Telephone: (212) 907-6457
Facsimile: (212) 208-4657

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share, underlying the investor warrants	2,115,000	$2.00	$4,230,000	$549.10

(1)	All of the shares of common stock offered hereby are for the account of selling stockholders named herein and consist of 2,115,000 shares issuable upon the exercise of warrants (the “Warrants”). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of common stock outstanding.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act based upon the higher of (i) the price at which the warrants may be exercised ($2.00), and (ii) $1.41, the average of the high and low prices for a share of the registrant’s common stock as reported on The Nasdaq Capital Market on June 26, 2020, which date is a date within five business days of the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. The selling stockholders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 2, 2020

2,115,000 Shares of Common Stock

This prospectus relates to the resale of up to 2,115,000 shares of our common stock issuable upon exercise of certain outstanding warrants issued by us in a private placement.

We are not selling any shares of common stock and will not receive any proceeds from the sale of the warrant shares by the Selling Stockholders under this prospectus. Upon the exercise of the warrants for all 2,115,000 shares of our common stock by payment of cash, however, we will receive aggregate gross proceeds of approximately $4.23 million.

These shares will be resold from time to time by the entities listed in the section titled “Selling Stockholders” beginning on page 10, which we refer to as the Selling Stockholders. The shares of common stock offered under this prospectus by the Selling Stockholders are issuable upon exercise of warrants issued in a private placement pursuant to the Securities Purchase Agreement entered into by and among Adial Pharmaceuticals, Inc. and the Selling Stockholders, dated as of June 9, 2020 (the “Purchase Agreement”). We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of securities by the Selling Stockholders.

The Selling Stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how a selling stockholder may sell its shares of common stock in the section titled “Plan of Distribution” on page 12. We will pay the expenses incurred in registering the securities covered by the prospectus, including legal and accounting fees.

Our common stock and the warrants issued in our initial public offering are listed on the NASDAQ Capital Market under the symbols “ADIL” and “ADILW.” On July 1, 2020, the last reported sale price of our common stock on the NASDAQ Capital Market was $[____] per share. The last reported sale price of our warrants on July 1, 2020 was $[____] per warrant. We urge prospective purchasers of our common stock to obtain current information about the market prices of our common stock and our warrants issued in connection with our initial public offering in July 2018.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and, as such, elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves significant risks, including those set forth in the “Risk Factors” section of this prospectus beginning on page 5.

See “Plan of Distribution” beginning on page 12 of this prospectus for more information on this offering.

No underwriter or person has been engaged to facilitate the sale of warrant shares in this offering. All costs associated with the registration were borne by us.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2020

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not, and the Selling Stockholders has not, authorized anyone to provide you with any information other than that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not and the Selling Stockholders has not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. The Company is ultimately responsible for all disclosure included in this prospectus.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find More Information.”

Smaller Reporting Company – Scaled Disclosure

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as indicated herein, we have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes that are incorporated by reference into this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus. In this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” “Adial” and the “Company” refer to Adial Pharmaceuticals, Inc. Except as disclosed in the prospectus, the financial statements and selected historical financial data and other financial information included in, or incorporated by reference into, this prospectus are those of Adial Pharmaceuticals, Inc.

Overview

We are a clinical-stage biopharmaceutical company currently focused on the development of a therapeutic agent for the treatment of alcohol use disorder (“AUD”) using our lead investigational new drug product, AD04, a selective serotonin-3 antagonist (i.e., a “5-HT3 antagonist”). The active ingredient in AD04 is ondansetron, which is also the active ingredient in Zofran®, an approved drug for treating nausea and emesis. AUD is characterized by an urge to consume alcohol and an inability to control the levels of consumption. We have commenced a Phase 3 clinical trial using AD04 for the potential treatment of AUD in subjects with certain target genotypes. We believe our approach is unique in that it targets the serotonin system and individualizes the treatment of AUD, through the use of genetic screening (i.e., a companion diagnostic genetic biomarker). We have created an investigational companion diagnostic biomarker test for the genetic screening of patients with certain biomarkers that, as reported in the American Journal of Psychiatry (Johnson, et. al. 2011 & 2013), we believe will benefit from treatment with AD04. Our strategy is to integrate the pre-treatment genetic screening into AD04’s label to create a patient-specific treatment in one integrated therapeutic offering. Our goal is to develop a genetically targeted, effective and safe product candidate to treat AUD by reducing or eliminating the patients’ consumption of alcohol. We are also exploring expanding or portfolio in the field of addiction.

We have a worldwide, exclusive license from the University of Virginia Patent Foundation (d.b.a the Licensing & Venture Group) (“UVA LVG”), which is the licensing arm of the University of Virginia, to commercialize our investigational drug candidate, AD04, subject to Food and Drug Administration (“FDA”) approval of the product, based upon three separate patent application families, with patents issued in over 40 jurisdictions, including three issued patents in the U.S. Our investigational agent has been used in several investigator-sponsored trials and we possess or have rights to use toxicology, pharmacokinetic and other preclinical and clinical data that supports our Phase 3 clinical trial. Our therapeutic agent was the product candidate used in a University of Virginia investigator sponsored Phase 2b clinical trial of 283 patients. In this Phase 2b clinical trial, ultra-low dose ondansetron, the active pharmaceutical agent in AD04, showed a statistically significant difference between ondansetron and placebo for both the primary endpoint and secondary endpoint, which were reduction in severity of drinking measured in drinks per drinking day (1.71 drinks/drinking day; p=0.0042), and reduction in frequency of drinking measured in days of abstinence/no drinking (11.56%; p=0.0352), respectively. Additionally, and importantly, the Phase 2b results showed a significant decrease in the percentage of heavy drinking days (11.08%; p=0.0445) with a “heavy drinking day” defined as a day with four (4) or more alcoholic drinks for women or five (5) or more alcoholic drinks for men consumed in the same day.

The active pharmaceutical agent in AD04, our lead investigational new drug product, is ondansetron (the active ingredient in Zofran®), which was granted FDA approval in 1991 for nausea and vomiting post-operatively and after chemotherapy or radiation treatment and is now commercially available in generic form. In studies of Zofran®, conducted as part of its FDA review process, ondansetron was given acutely at dosages up to almost 100 times the dosage expected to be formulated in AD04 with the highest doses of Zofran® given intravenously (“i.v.”), which results in approximately 160% of the exposure level as oral dosing. Even at high doses given i.v. the studies found that ondansetron is well-tolerated and results in few adverse side effects at the currently marketed doses, which reach more than 80 times the AD04 dose and are given i.v. The formulation dosage of ondansetron used in our drug candidate (and expected to be used by us in our future Phase 3 clinical trials) has the potential advantage that it contains a much lower concentration of ondansetron than the generic formulation/dosage that has been used in prior clinical trials, is dosed orally, and is available with use of a companion diagnostic genetic biomarker. Our development plan for AD04 is designed to demonstrate both the efficacy of AD04 in the genetically targeted population and the safety of ondansetron when administered chronically at the AD04 dosage. However, to the best of our knowledge, no comprehensive clinical study has been performed to date that has evaluated the safety profile of ondansetron at any dosage for long-term use as anticipated in our Phase 3 clinical trial.

According to the National Institute of Alcohol Abuse and Alcoholism (the “NIAAA”) and the Journal of the American Medical Association (“JAMA”), in the United States alone, approximately 35 million people each year have AUD (such number is based upon the 2012 data provided in Grant et. al. the JAMA 2015 publication and has been adjusted to reflect a compound annual growth rate of 1.13%, which is the growth rate reported by U.S. Census Bureau for the general adult population from 2012-2017), resulting in significant health, social and financial costs with excessive alcohol use being the third leading cause of preventable death and is responsible for 31% of driving fatalities in the United States (NIAAA Alcohol Facts & Statistics). AUD contributes to over 200 different diseases and 10% of children live with a person that has an alcohol problem. According to the American Society of Clinical Oncologists, 5-6% of new cancers and cancer deaths globally are directly attributable to alcohol. And, The Lancet published that alcohol is the leading cause of death in people ages 15-49 globally. The Centers for Disease Control (the “CDC”) has reported that AUD costs the U.S. economy about $250 billion annually, with heavy drinking accounting for greater than 75% of the social and health related costs. Despite this, according to the article in the JAMA 2015 publication, only 7.7% of patients (i.e., approximately 2.7 million people) with AUD are estimated to have been treated in any way and only 3.6% by a physician (i.e., approximately 1.3 million people). In addition, according to the JAMA 2017 publication, the problem in the United States appears to be growing with almost a 50% increase in AUD prevalence between 2002 and 2013.

We have devoted substantially all of our resources to development efforts relating to AD04, including preparation for conducting clinical trials, providing general and administrative support for these operations and protecting our intellectual property. We currently do not have any products approved for sale and we have not generated any significant revenue since our inception. From our inception through the date of this prospectus, we have funded our operations primarily through the private placement of debt and equity securities and most recently, our initial public offering and follow-on offering.

We have incurred net losses in each year since our inception, including net losses of approximately $8.6 million and $11.6 million for the years ended December 31, 2019 and 2018, respectively and net losses of $2.3 million and $2.7 million in the three months ended March 31, 2020 and 2019, respectively. We had an accumulated deficit of approximately $22.9 million and $20.6 million as of March 31, 2020 and December 31, 2019, respectively. Substantially all our operating losses in these periods resulted from costs incurred in connection with our research and development programs and from general and administrative costs associated with our operations.

The ongoing Covid-19 pandemic risks delay to our development efforts, disruption to our business operations, and other economic injuries. We may be eligible for a variety of United State Federal government loans, some forgivable, to help support our operations during the pandemic. We have not, at this time, received any such funding, but may in the future

Recent Business Developments

In January 2020, we announced that we had received favorable opinions from the Finnish Medicines Agency (FIMEA) and National Committee on Medical Research Ethics (TUKIJA) to commence our Phase 3 clinical trial to investigate AD04 as a genetically targeted therapeutic agent for the treatment of AUD.

In February 2020, we were informed by our CRO that the first site initiation visit had taken place and that subsequently the first potential trial participant had been screened.

On May 26, 2020, we reached an understanding on terms to purchase COVID-19 IgG / IgM Rapid Test kits, which test for the antibodies indicating potential previous exposure and possible resistance to COVID-19, from BioLab Sciences, Inc. (“BioLab”). We have purchased 500 Rapid Result COVID-19 IgG / IgM antibody tests from BioLab, which are intended to be used to test participants in our landmark ONWARD™ pivotal Phase 3 clinical trial of the Company’s lead drug candidate, AD04, for the treatment of Alcohol Use Disorder (AUD) to improve safety and enhance trial retention rates.

On June 8, 2020, we announced that we had entered into a Distribution Agreement with BioLab providing us with exclusive rights to sell its Rapid Result COVID-19 IgG/IgM antibody test kits to designated channel partners.

On June 11, 2020, we closed a registered direct offering of 2,820,000 shares of our common stock at a purchase price of $1.85 per share for gross proceeds of $5,217,000 priced at-the-market under Nasdaq Capital Market rules. In a concurrent private placement, we also issued warrants to purchase 2,115,000 shares of common stock, which warrants are immediately exercisable, will expire five years from the date of issuance and will have an exercise price of $2.00 per share of common stock.

Corporate Information

ADial Pharmaceuticals, L.L.C. was formed as a Virginia limited liability company in November 2010. ADial Pharmaceuticals, L.L.C. converted from a Virginia limited liability company into a Virginia corporation on October 3, 2017, and reincorporated in Delaware on October 11, 2017 by merging the Virginia corporation with and into Adial Pharmaceuticals, Inc., a Delaware corporation that was incorporated on October 5, 2017 and as a wholly owned subsidiary of the Virginia corporation. We refer to this as the corporate conversion/reincorporation. In connection with the corporate conversion/reincorporation, each unit of ADial Pharmaceuticals, L.L.C. was first converted into shares of common stock of the Virginia corporation and then converted into shares of common stock of Adial Pharmaceuticals, Inc., the members of ADial Pharmaceuticals, L.L.C. became stockholders of Adial Pharmaceuticals, Inc. and Adial Pharmaceuticals, Inc. succeeded to the business of ADial Pharmaceuticals, L.L.C.

Our principal executive offices are located at 1180 Seminole Trail, Suite 495, Charlottesville, VA 22901, and our telephone number is (434) 422-9800. Our website address is www.adialpharma.com. Information contained in our website does not form part of the prospectus and is intended for informational purposes only. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Emerging Growth Company

We are an emerging growth company under the JOBS ACT, which was enacted in April 2012. We shall continue to be deemed an emerging growth company until the earliest of:

(i)	the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more;

(ii)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement;

(iii)	the date on which we have issued more than $1.0 billion in non-convertible debt, during the previous 3-year period, issued; or.

(iv)	the date on which we are deemed to be a large accelerated filer.

As an emerging growth company, we are subject to reduced public company reporting requirements and are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires the shareholder approval, on an advisory basis, of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC on March 20, 2020, or the 2019 Form 10-K, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 as filed with the SEC on May 14, 2020, or the 2020 Form 10-Q, and our Current Reports on Form 8-K as filed with the SEC, as described in the section entitled “Incorporation of Documents by Reference” in this prospectus.

Registered Direct Offering of Common Stock and Concurrent Private Placement of Warrants

On June 9, 2020, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors named therein (the “Investors”), pursuant to which we agreed to issue and sell, in a registered direct offering directly to the Investors (the “Registered Offering”), an aggregate of 2,820,000 shares (the “Shares”) of our common stock at an offering price of $1.85 per share for gross proceeds of approximately $5.2 million before deducting the placement agent fee and related offering expenses.

In a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”), we agreed to issue to the Investors who participated in the Registered Offering warrants (the “Warrants” and collectively with the Shares and the Warrants, the “Securities”) exercisable for an aggregate of 2,115,000 shares of common stock at an exercise price of $2.00 per share. Each Warrant was immediately exercisable and will expire five years from the issuance date. The Warrants and the shares of our common stock issuable upon the exercise of the Warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. We closed the Offerings on June 11, 2020.

THE OFFERING

Securities offered by the Selling Stockholders	2,115,000 shares of common stock

Common Stock Outstanding prior to this offering	13,449,603 shares of common stock

Common Stock to be outstanding after this offering, assuming exercise of the Warrants issued pursuant to the Purchase Agreement	15,564,603 shares (assuming full exercise of the warrants issued in our initial public offering)

Terms of the offering	The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution.”

Use of Proceeds	We may receive up to approximately $4.23 million in aggregate gross proceeds from cash exercises of the Warrants, based on the per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” beginning on page 5 and the similarly entitled sections in the documents incorporated by reference into this prospectus.

NASDAQ Capital Markets Symbols	Our common stock and the warrants issued in the Offering are listed on the NASDAQ Capital Market under the symbol “ADIL” and the warrants issued in our initial public offering are listed under the symbol “ADILW”.

Except as otherwise indicated herein, the number of shares of our common stock to be outstanding after this offering is based on 13,449,603 shares of common stock outstanding as of June 11, 2020 and excludes:

●	6,669,274 shares of Common Stock issuable as of the date hereof upon the exercise of common stock warrants outstanding at a weighted average exercise price of $5.38 per share;

●	2,115,000 shares of Common Stock issuable as of the date hereof upon the exercise of the Warrants at a weighted average exercise price of $2.00 per share;

●	2,678,533 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $2.48 per share; and

●	346,715 shares of Common Stock available for future issuance under the 2017 Equity Incentive Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions contained in this prospectus and discussed under the heading “Risk Factors” included in the 2019 Form 10-K, as revised or supplemented by subsequent filings, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Our business, financial condition, results of operations and future growth prospects could be materially and adversely affected by any of these risks. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “poise,” “project,” “potential,” “suggest,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference into this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including the 2019 Form 10-K entitled “Business,” and in the 2019 Form 10-K and the 2020 Form 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	the extent to which our business may be adversely affected by the recent COVID-19 outbreak;

●	our projected financial position and estimated cash burn rate;

●	our estimates regarding expenses, future revenues and capital requirements;

●	our need to raise substantial additional capital to fund our operations;

●	the success, cost and timing of our clinical trials;

●	our dependence on third parties in the conduct of our clinical trials;

●	our ability to obtain the necessary regulatory approvals to market and commercialize our product candidates;

●	the potential that results of preclinical and clinical trials indicate our current product candidates or any future product candidates we may seek to develop are unsafe or ineffective;

●	the results of market research conducted by us or others;

●	our ability to obtain and maintain intellectual property protection for our current product candidates;

●	our ability to protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;

●	the possibility that a third party may claim we have infringed, misappropriated or otherwise violated their intellectual property rights and that we may incur substantial costs and be required to devote substantial time defending against these claims;

●	our reliance on third-party suppliers and manufacturers;

●	the success of competing therapies and products that are or become available;

●	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel;

●	the potential for us to incur substantial costs resulting from product liability lawsuits against us and the potential for these product liability lawsuits to cause us to limit our commercialization of our product candidates;

●	market acceptance of our product candidates, the size and growth of the potential markets for our current product candidates and any future product candidates we may seek to develop, and our ability to serve those markets; and

●	the successful development of our commercialization capabilities, including sales and marketing capabilities.

Our current product candidates are undergoing clinical development and have not been approved by the FDA or the European Commission. These product candidates have not been, nor may they ever be, approved by any regulatory agency or competent authorities nor marketed anywhere in the world.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this document, particularly in the section entitled “Risk Factors” beginning on page 5 of this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

We will not receive any proceeds upon the sale of Selling Stockholders Shares by the Selling Stockholders in this offering. We will receive approximately $4.23 million of proceeds if all the Warrants are exercised for cash. We currently intend to use these proceeds for working capital and other general corporate purposes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 2, 2020, with respect to the beneficial ownership of our common stock by each of the following:

●	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

As of July 2, 2020, we had 13,449,603 shares of common stock outstanding.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of profits interest units, warrants or other rights that are either immediately exercisable or exercisable on or before September 2, 2020, which is approximately 60 days after the date of this prospectus. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each of the individuals and entities listed in this table is c/o Adial Pharmaceuticals, Inc., 1001 Research Park Blvd., Suite 100, Charlottesville, Virginia 22911.

	Number of shares	Percentage of shares
Name and address of beneficial owner	beneficially owned	beneficially owned
Directors and named executive officers
William B. Stilley, III (Chief Executive Officer, President and Director) (1)	1,353,810	9.6%
Joseph Truluck (Chief Operating Officer and Chief Financial Officer) (2)	277,587	2.0%
J. Kermit Anderson (Director) (3)	17,247	*
Robertson H. Gilliland, MBA (Director) (4)	17,247	* %
Bankole Johnson, DSc, MD (Chief Medical Officer) (5)	1,572,587	11.4%
James W. Newman, Jr. (Director) (6)	717,165	5.2%
Kevin Schuyler, CFA (Director) (7)	1,460,934	10.1%
Tony Goodman (Director) (8)	38,582	*
Jack Reich (Director) (9)	12,500	*
All current executive officers and directors as a group (9 persons)	5,467,657	33.9%
5% or greater stockholders
En Fideicomiso De Mi Vida 11/23/2010 (Trust) (5)	848,336	6.3%
Armistice Capital Master Fund Ltd. (10)	712,500	5.0%

*	less than 1%

(1)	Includes (i) 558,796 shares of common stock, a warrant to acquire 10,829 shares of our common stock having an exercise price of $.0054 per share, a warrant to acquire 36,800 shares of our common having an exercise price of $5.00 per share, a warrant to acquire 5,452 shares of our common stock having an exercise price of $7.63 per share, a warrant to acquire 205,827 shares of our common stock having an exercise price of $6.25 per share; (ii) 132,141 shares of common stock and a warrant to acquire 9,824 shares of our common stock having an exercise price of $7.63 per share owned by Mr. Stilley and his wife Anne T. Stilley. Does not include (x) 5,580 shares of our common stock owned by the Meredith A. Stilley Trust dtd 11/23/2010; (y) 5,580 shares of our common stock owned by the Morgan J. Stilley Trust dtd 11/23/2010; and (z) 5,580 shares of our common stock owned by the Blair E. Stilley Trust dtd 11/23/2010. The trusts are for the benefit of Mr. Stilley’s children and Mr. Stilley is not the trustee. Mr. Stilley disclaims beneficial ownership of these shares except to the extent of any pecuniary interest he may have in such shares. The number of shares reported for Mr. Stilley represents the number of shares he and the trusts received in connection with the corporate conversion/reincorporation and subsequent stock issuances. Includes 369,141 shares of common stock which will have been vested within 60 days of July 2, 2020, which shares were part of total option grants to purchase 957,474 shares of our common stock.

(2)	Comprised of 107,639 shares of our common stock. The number of shares also includes 5,927 warrants to purchase shares of common stock at an exercise price of $6.25 per share. Includes 164,021 shares of common stock, which will vest within 60 days of July 2, 2020, which shares were part of a total option grant to purchase 410,132 shares of our common stock.

(3)	Includes 17,247 shares of common stock which will vest within 60 days of July 2, 2020, which shares were part of total option grants to purchase 65,580 shares of our common stock.

(4)	Includes 17,247 shares of common stock which will vest within 60 days of July 2, 2020, which shares were part of total option grants to purchase 65,580 shares of our common stock.

(5)	Includes (i) 848,336 shares of our common stock owned by En Fideicomiso De Mi Vida 11/23/2010 (Trust); (ii) 93,000 shares of our common stock owned by En Fidecomiso de Todos Mis Suenos Grantor Retained Annuity Trust dated June 27, 2017; (iii) 201,055 shares of our common stock, a warrant to purchase 3,275 shares of our common stock having an exercise price of $7.63, warrants to purchase 189,714 shares of our common stock having an exercise price of $6.25, a warrant to purchase 17,600 shares of our common stock having an exercise price of $5.00 per share, all owned directly by Bankole A. Johnson; (iv) 22,320 shares of our common stock owned by En Fideicomiso De Mis Suenos 11/23/2010 (Trust); (v) 10,000 shares of our common stock owned by De Mi Amor 11/23/2010 (Trust); (vi) an aggregate of 9,300 shares of our common stock owned by Efunbowale Johnson, Ade Johnson, Lola Johnson, Lina Tiouririne, and Aida Tiouririne from whom Dr. Johnson has an voting proxy, (vi) 40,463 shares of our common stock owned by Medico -Trans Company, LLC. Medico -Trans Company, LCC is controlled by Bankole Johnson. Dr. Johnson is the Trustee of each Trust. Includes 137,524 shares of common stock which will have been vested within 60 days of July 2, 2020, which shares were part of total option grants to purchase 255,580 shares of our common stock. Dr. Johnson executed a guaranty, dated December 12, 2019, of PEPCO’s performance under the Master Services Agreement, dated July 5, 2019, and statement of work (the “Guaranty”), together with a pledge and security agreement, dated December 12, 2019 (the “Pledge and Security Agreement”), to secure the Guaranty with 600,000 shares our common stock beneficially owned by him and a lock-up agreement, dated December 12, 2019 (the “Lock-Up”), pursuant to which he agreed not to transfer or dispose of, directly or indirectly, any shares of our common stock, as currently owned by him, until after January 1, 2021.

(6)	Includes (i) 150,419 shares of common stock, a warrant to purchase 5,415 shares of our common stock having an exercise price of $.0054 per share, a warrant to purchase 4,974 shares of our common stock having an exercise price of $7.63 per share, a warrant to acquire 205,715 shares of our common stock having an exercise price of $6.25 per share, and a warrant to acquire 92,000 shares of common stock having an exercise price of $5.00 per share, all owned by Virga Ventures, LLC; (ii) 41,160 shares of our common stock a warrant to acquire 29,931 shares of our common stock at an exercise price of $6.25 per share and a warrant to acquire 2,372 shares of our common stock having an exercise price of $7.63 per share, all owned by Newman GST Trust FBO James W. Newman Jr; (iii) 35,221 shares of our common stock, a warrant to acquire 1,186 shares of our common stock having an exercise price of $7.63 per share and a warrant to acquire 45,178 shares of our common stock having an exercise price of $6.25 per share, and a warrant to acquire 20,000 shares of our common stock having an exercise price of $5.00 per share, all owned by Ivy Cottage Group, LLC.; (iv) 3,288 shares of our common stock, a warrant to acquire 2,707 shares of our common stock having an exercise price of $.0054 per share, a warrant to acquire 708 shares of our common stock having an exercise price of $7.63 per share, all owned by Rountop Limited Partnership, LLP; (v) 10,000 shares of common stock and a warrant to acquire 10,000 shares of common stock having an exercise price of $6.25 per share held in a Roth IRA for the benefit of Mr. Newman; and (vi) 10,000 shares of common stock and a warrant to acquire 10,000 shares of common stock having an exercise price of $6.25 per share, all owned directly by Mr. Newman. Mr. Newman is the sole member of Virga Ventures, LLC, the general partner of Ivy Cottage Group, LLC and Rountop Limited Partnership, LLP, and Trustee of the Newman GST Trust. Includes 17,247 shares of common stock which will vest within 60 days of July 2, 2020, which shares were part of total option grants to purchase 65,580 shares of our common stock.

(7)	Includes (i) 312,990 shares of common stock, warrants to acquire 1,010 shares of common stock at an exercise price of $.0054 per share, warrants to acquire 351,661 shares of our common stock having an exercise price of $6.25 per share issued upon consummation of our initial public offering, warrant to acquire 8,649 shares common stock at an exercise price of $7.63 per share, and a warrant to acquire 89,600 shares of our common stock having an exercise price of $5.00 per share, all owned directly by Mr. Schuyler (ii) 3,042 shares of our common stock and a warrant to acquire 1,963 shares of our common stock at an exercise price of $.0054 per share, and a warrant to acquire 1,172 shares of common stock at exercise price of $7.63, owned by Carolyn M. Schuyler, his wife, and (iii) 144,200 shares of common stock, warrants to acquire 336,800 shares of common stock having an exercise price of $6.25 per share, and a warrant to acquire 192,600 shares of our common stock having an exercise price of $5.00 per share, all owned directly by MVA 151 Investors, LLC. MVA 151 Investors, LLC is an entity under Mr. Schuyler’s control. Includes 17,247 shares of common stock which will vest within 60 days of July 2, 2020, which shares were part of total option grants to purchase 65,580 shares of our common stock.

(8)	Includes 8,755 shares of our common stock our common stock and a warrant to acquire 7,000 shares of our common stock having an exercise price of price of $6.25 per share issued upon consummation of our initial public offering. Mr. Goodman has also been granted an option to purchase 71,160 shares of our common stock, of which 22,827 are vested and exercisable within 60 days of July 2, 2020.

(9)	Includes 12,500 shares of common stock which will vest within 60 days of July 2, 2020, which shares were part of total option grants to purchase 90,000 shares of our common stock.

(10)	Comprised of a warrant to purchase 712,500 shares of common stock, exercisable immediately. Armistice Capital, LLC, the investment manager of Armistice Capital Master Fund Ltd. (“Armistice”), and Steven Boyd, the managing member of Armistice Capital, LLC, hold shared voting and dispositive power over the shares held by Armistice. Each of Armistice Capital, LLC and Steven Boyd disclaims beneficial ownership of the securities listed except to the extent of their pecuniary interest therein. The principal business address of Armistice is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, New York 10022

SELLING STOCKHOLDERS

The shares of common stock being offered by the Selling Stockholders are those issuable upon the exercise of the Warrants. For additional information regarding the issuance of these securities, see “Prospectus Summary—Registered Direct Offering of Common Stock and Concurrent Private Placement of Warrants” on page 3 of this prospectus. We are registering the shares of common stock issuable upon exercise of the Warrants in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the Warrants, the transactions contemplated pursuant to the Purchase Agreement and other financings completed by us, the Selling Stockholders have not had any material relationship with us within the past three years.

The following table sets forth certain information with respect to each selling stockholder, including (i) the shares of our common stock beneficially owned by the selling stockholder prior to this offering, (ii) the number of shares being offered by the selling stockholder pursuant to this prospectus and (iii) the selling stockholder’s beneficial ownership after completion of this offering. The registration of the shares of common stock issuable to the Selling Stockholders upon the exercise of the Warrants does not necessarily mean that the Selling Stockholders will sell all or any of such shares, but the number of shares and percentages set forth in the final two columns below assume that all shares of common stock being offered by the Selling Stockholders are sold.

The table is based on information supplied to us by the Selling Stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a Selling Stockholder and the percentage ownership of that Selling Stockholder, shares of common stock subject to warrants held by that Selling Stockholder that are exercisable within 60 days after June 30, 2020, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 13,449,603 shares of common stock outstanding on June 30, 2020.

This prospectus covers the resale of 2,115,000 shares of our common stock that may be sold or otherwise disposed of by the Selling Stockholders. Such shares are issuable to the Selling Stockholders upon the exercise of the Warrants. The Warrants are immediately exercisable on the date of their issuance and expire five (5) years from the date they became exercisable. All of the Warrants have an exercise price of $2.00 per share. See “Prospectus Summary — Registered Direct Offering of Common Stock and Concurrent Private Placement of Warrants” above for a complete description of the Warrants. The Selling Stockholders may sell all, some or none of their shares in this offering, but the number of shares and percentages set forth in the final two columns below assume that all shares of common stock being offered by the Selling Stockholders are sold. See “Plan of Distribution.”

	Shares of Common Stock Beneficially Owned Prior to this Offering(1)		Maximum Number of Shares of Common Stock to be Offered for Resale in this Offering(2)(3)	Shares of Common Stock Beneficially Owned Immediately Following This Offering(1)(2)(4)
Name	Number	Percentage	Number	Number	Percentage
Armistice Capital Master Fund Ltd.(5)	712,500	5.0%	712,500	—	—
CVI Investments, Inc. (6)	450,000	3.2%	450,000	—	—
Empery Asset Master, LTD(7)(8)	361,665	2.6%	299,604	62,061	*
Empery Tax Efficient, LP(7)(9)	140,505	1.0%	87,442	53,063	*
Empery Tax Efficient III, LP(7)	115,454	*	115,454	—	—
Intracoastal Capital, LLC(10)	470,000	3.4%	450,000	20,000	*

*	Less than 1%

(1)	This table and the information in the notes below are based upon information supplied by the Selling Stockholders, including reports and amendments thereto filed with the SEC on Schedule 13G.

(2)	The shares of common stock underlying the Warrants held by the Selling Stockholders are exercisable immediately. In addition, the terms of the Warrants held by the Selling Stockholders include a blocker provision that restricts exercise to the extent the securities beneficially owned by the Selling Stockholder and its affiliates would represent beneficial ownership in excess of 4.99% (or, in the case of Armistice Capital Master Fund Ltd. and Intracoastal Capital, LLC, 9.99%) of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option upon notice to us to increase or decrease this beneficial ownership limitation; provided that any increase of such beneficial limitation percentage shall only be effective upon 61 days’ prior notice to us and such increased beneficial ownership percentage shall not exceed 9.99% of our common shares.

(3)	The actual number of shares of common stock offered hereby and included in the registration statement of which this prospectus forms a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our common stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to the common stock.

(4)	Assumes the exercise in full of the Warrants and sale of all warrant shares registered pursuant to this prospectus, although the Selling Stockholders are under no obligation known to us to sell any shares of common stock at this time.

(5)	Armistice Capital, LLC, the investment manager of Armistice Capital Master Fund Ltd. (“Armistice”), and Steven Boyd, the managing member of Armistice Capital, LLC, hold shared voting and dispositive power over the shares held by Armistice. Each of Armistice Capital, LLC and Steven Boyd disclaims beneficial ownership of the securities listed except to the extent of their pecuniary interest therein. The principal business address of Armistice is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, New York 10022.

(6)	Heights Capital Management, Inc. the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc. is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the Investor in this Offering. The principal business address of Heights is PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

(7)	Empery Asset Management LP (“EAM”), the authorized agent of Empery Asset Master LTD, Empery Tax Efficient, LP and Empery Tax Efficient III, LP (collectively the “Empery Entities”), has discretionary authority to vote and dispose of the shares held by the Empery Entities and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of EAM, may also be deemed to have investment discretion and voting power over the shares held by EAM. The Empery Entities, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The principal business address of the Empery Entities is 1 Rockefeller Plaza, Suite 1205, New York, New York 10020.

(8)	The number of shares of common stock owned prior to this offering by Empery Asset Master LTD and the number of shares of common stock owned following this offering by Empery Asset Master LTD each include 62,061 shares of common stock issuable upon exercise of other warrants held by Empery Asset Master LTD, which warrants contain a 4.99% beneficial ownership blocker substantially similar to those described in footnote (2) above.

(9)	The number of shares of common stock owned prior to this offering by Empery Tax Efficient, LP and the number of shares of common stock owned following this offering by Empery Tax Efficient, LP each include 53,063 shares of common stock issuable upon exercise of other warrants held by Empery Tax Efficient, LP, which warrants contain a 4.99% beneficial ownership blocker substantially similar to those described in footnote (2) above.

(10)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The principal business address of Intracoastal Capital LLC is 245 Palm Trail, Delray Beach, Florida 33483. The number of shares of common stock owned prior to this offering by this Selling Stockholder and the number of shares of common stock owned following this offering by this Selling Stockholder each include 20,000 shares of common stock issuable upon exercise of other warrants held by the Selling Shareholder, which warrants contain a 4.99% beneficial ownership blocker substantially similar to those described in footnote (2) above.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until no Selling Stockholders owns any Warrants or any shares of our common stock issuable upon exercise of the Warrants. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF OUR SECURITIES

The following description of our capital stock and the provisions of our certificate of incorporation and our bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Common stock outstanding. There are 13,449,603 shares of our common stock outstanding on the date hereof.

Voting rights. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except on matters relating solely to terms of preferred stock.

Dividend rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. See “Dividend Policy.”

Rights upon liquidation. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other rights. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion right, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. Although we have no present plans to issue any other shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal. To date, no preferred stock has been issued.

Warrants

We have outstanding warrants to purchase 8,784,274 shares of common stock with exercise prices ranging from $.0054 to $7.63 and expiration dates from July 31, 2023 to December 31, 2031.

On July 31, 2018, we consummated our IPO and issued an aggregate of 1,464,000 units, each unit consisting of one share of common stock, par value $0.001 per share, and one warrant to purchase one share of common stock, at a public offering price of $5.00 per unit, before underwriting discounts and expenses. The warrants issued in the IPO are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us. The exercise price per whole share of common stock purchasable upon exercise of the warrants is $6.25 per share (based on the initial public offering price of $5.00 per unit) or 125 % of public offering price of the common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent. The warrants issued in the IPO are trading on The NASDAQ Capital Market under the symbol “ADILW.” The warrants were issued in registered form under a warrant agent agreement between VStock Transfer, LLC, as warrant agent, and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

The representative of the underwriters in the IPO were issued warrants to purchase up to a total of 58,560 shares of common stock (4% of the shares of common stock sold in this offering, excluding the over-allotment). The warrants are exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to $6.25 per share, or 125% of the public offering price per unit in the offering (based on the initial offering price of $5.00 per unit). The representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

As of the date of this prospectus, 1,575,112 shares of common stock remain issuable upon the exercise of the warrants issued in the IPO, including representatives warrants.

On February 25, 2019, we closed a firm commitment underwritten public offering pursuant to which we issued and sold 2,845,000 shares of our common stock together with a number of warrants to purchase 2,133,750 shares of our common stock. The combined public offering price was $3.25 per share of common stock and accompanying warrant. The warrants are exercisable upon issuance at a price of $4.0625 per share of common stock, subject to adjustment in certain circumstances, and will expire on February 26, 2024. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, at our election, we will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of any such fractional shares or round up to the next whole share. The warrants also provide that in the event of a fundamental transaction we are required to cause any successor entity to assume its obligations under the warrants. In addition, the holder of the warrant will be entitled to receive upon exercise of the warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the warrant immediately prior to such fundamental transaction. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

On June 9, 2020, we entered into the Purchase Agreement pursuant to which we issued: (i) 2,820,000 shares of our common stock, and (ii) Warrrants, with a term of five years, to purchase an aggregate of up to 2,115,000 shares of Common Stock at an exercise price of $2.00 per share.

Stockholder Registration Rights

The Warrant that was issued to the Selling Stockholders, provided that as soon as practicable after the issuance of such Warrants (and in any event within 60 calendar days of the date of the Purchase Agreement), we would file a registration statement We agreed to use commercially reasonable efforts to cause such registration to become effective within 181 days following the Closing Date (as defined in the Purchase Agreement) and to keep such registration statement effective at all times until no Selling Stockholder owns any Warrants or shares of our common stock issuable upon exercise thereof.

Anti-Takeover Effects of Delaware Law

The provisions of Delaware law, our certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide that:

●	our board of directors is divided into three classes, one class of which is elected each year by our stockholders with the directors in each class to serve for a three-year term;

●	the authorized number of directors can be changed only by resolution of our board of directors;

●	directors may be removed only by the affirmative vote of the holders of at least 60% of our voting stock, whether for cause or without cause;

●	our bylaws may be amended or repealed by our board of directors or by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of our stockholders;

●	stockholders may not call special meetings of the stockholders or fill vacancies on the board of directors;

●	our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;

●	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors; and

●	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting.

Board Classification

Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class will serve for a three-year term. For more information on the classified board, see “Management—Board of Directors and Executive Officers.” The classification of our board of directors and the limitations on the ability of our stockholders to remove directors could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of us.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Our certificate of incorporation, limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or our stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

We have obtained a policy of directors’ and officers’ liability insurance.

We have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for any and all expenses (including reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

Limits on Special Meetings

Special meetings of the stockholders may be called at any time only by the board of directors, Chairman or our Chief Executive Officer, subject to the rights of the holders of any series of preferred stock.

Election and Removal of Directors

Directors are elected by a plurality of the votes of shares present in person or represented by proxy at a meeting and entitled to vote generally on the election of directors. Our stockholders may remove directors only with the vote of sixty percent (60%) of the stockholders, whether for cause or without cause. Our board of directors may appoint a director to fill a vacancy, including vacancies created by the expansion of the board of directors. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Amendments to Our Governing Documents

Generally, the amendment of our certificate of incorporation requires approval by our board of directors and a majority vote of stockholders. Any amendment to our bylaws requires the approval of either a majority of our board of directors or approval of at least sixty-six and two-thirds (66 2/3%) of the votes entitled to be cast by the holders of our outstanding capital stock in elections of our board of directors.

Exclusive Forum Selection

Our certificate of incorporation provides that to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to our company or our stockholders, (3) any action asserting a claim against our company or any director, officer or employee of our company arising pursuant to any provision of the General Corporation Law of the State of Delaware or our certificate of incorporation or bylaws, or (4) any action asserting a claim arising against our company or any director or officer or other employee of our company governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Although our certificate contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Listing

Our common stock is listed for trading on The NASDAQ Capital Market under the symbol “ADIL.” Our warrants issued in connection with our initial public offering in July 2018 are currently listed on The NASDAQ Capital Market under the symbol “ADILW.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock offered in this offering is VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, New York 11598. Its telephone number is (212) 828-8436.

LEGAL MATTERS

The validity of the securities being offered by this prospectus have been passed upon for us by Gracin & Marlow, LLP, New York, New York.

EXPERTS

The financial statements of Adial Pharmaceuticals, Inc. as of December 31, 2019 and 2018 and for each of the years in the two year period ended December 31, 2019 incorporated by reference in this Registration Statement have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, (such report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering to sell. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

The SEC maintains an Internet website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet website. Upon completion of this offering, we will be subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and we will file reports, proxy statements and other information with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-38323):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 20, 2020;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 14, 2020;

●	Our Current Reports on Form 8-K filed with the SEC on February 6, 2020, March 6, 2020, May 20, 2020, May 27, 2020, June 8, 2020, June 10, 2020, June 11, 2020 and June 12, 2020; and

●	The description of our Common Stock set forth in our registration statement on Form 8-A12B, filed with the SEC on December 11, 2017 and Form 8-A12B/A filed with the SEC on July 23, 2018.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Adial Pharmaceuticals, Inc.

1180 Seminole Trail, Suite 495

Charlottesville, VA 22901

Telephone (434) 422-9800

Attention: Corporate Secretary

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

2,115,000 SHARES OF COMMON STOCK UNDERLYING WARRANTS

PROSPECTUS

, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than any estimated underwriting discounts and commissions, in connection with the offering and sale of the shares of common stock being registered. The Selling Stockholders will pay any underwriting discounts, commissions and transfer taxes applicable to shares of common stock sold by it. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$550
Legal fees and expenses	25,000
Accounting fees and expenses	10,000
Miscellaneous	4,450
Total	$40,000

Item 14. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’\ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s certificate of incorporation and amended and restated bylaws, each of which will become effective immediately prior to the closing of this offering, provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

●	indemnification beyond that permitted by the Delaware General Corporation Law;

●	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

●	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of the Registrant’s stock;

●	indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

●	indemnification for proceedings or claims brought by an officer or director against us or any of the Registrant’s directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by the Registrant’s board of directors or required by law;

●	indemnification for settlements the director or officer enters into without the Registrant’s consent; or

●	indemnification in violation of any undertaking required by the Securities Act or in any registration statement filed by the Registrant.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Except as otherwise disclosed under the heading “Legal Proceedings” in the “Business” section of this registration statement, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities.

During the last three years, we have issued unregistered securities to the persons described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering. The recipients both had access, through their relationship with us, to information about us.

On June 29, 2017, we issued 18,868 Class B Units to one (1) investor in consideration of the investor’s investment of $20,000.

On July 1, 2017, we issued Tony Goodman an option to purchase 60,000 Class A Units at an exercise price of $1.06 per Unit in consideration of his services as a director. Simultaneous with his appointment as a director on July 1, 2017, Mr. Goodman purchased from us 9,434 Class B Units for an aggregate of $10,000 (or $1.06 per unit).

On July 1, 2017, we issued to nine (9) directors an option for each director to purchase 30,000 Class A Units (for an aggregate of 270,000 Class A Units) at an exercise price of $1.06 per unit, with the options vesting over three years, the first 1/6 th vesting 6 months after the grant date, then 1/36th vesting each month for the remaining 30 months. The options have a term of ten years.

On July 1, 2017, we granted to each of Mr. Stilley and Mr. Truluck an option to purchase 279,000 and 162,000 Class A Units, respectively, at an exercise price of $1.06 per unit, vesting as to 1/6th of the Class A Units on the six month anniversary of the date of the grant and the remaining Class A Units vesting as to 1/36th of the Class A Units over the remaining 30 months. The options have a term of ten years.

On July 26, 2017, we granted to each of Dr. Zastawny an option to purchase 186,000 Class A Units at an exercise price of $1.06 per unit, with these options vesting over three years, the first 1/6 th vesting after 6 months, then 1/36 th vesting each month for the remaining 30 months. The options have a term of ten years.

On August 1, 2017, we granted Larry Goldman options to purchase 40,000 Class A units at an exercise price of $1.06 per Unit in consideration of his services to the Company. The options vest over three years, the first 1/6th vest after 6 months, then 1/36th vest each month for the remaining 30 months. The options have a term of ten years.

On August 1, 2017, we issued 18,868 Class B Units to one investor in consideration for his investment of $20,000 (or $1.06 per unit).

On September 1, 2017, we granted a consultant an option to purchase 30,000 Class A Units at an exercise price of $1.06 per unit, with the option vesting over three years, the first 1/6 th vesting four months after the grant date, then 1/36th vesting each month for the remaining 30 months. The option has a term of ten years.

On October 3, 2017, we converted from a Virginia limited liability company into a Virginia corporation, and on October 11, 2017 we thereafter reincorporated in Delaware by merging the Virginia corporation with and into Adial Pharmaceuticals, Inc., a wholly owned subsidiary of the Virginia corporation. We refer to this as the corporate conversion/reincorporation. As a result of the corporate conversion/reincorporation, all of the outstanding Class A and Class B Units and Profit Interest Units of ADial Pharmaceuticals, L.L.C were automatically converted into an aggregate of 3,268,005 shares of our common stock. The issuance of common stock to our members in the corporate conversion/reincorporation was exempt from registration under the Securities Act by virtue of the exemption provided under Section 3(a)(9) thereof as the common stock was exchanged by us with our existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. The issuance of common stock by Adial Pharmaceuticals, Inc was also exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering.

On November 21, 2017, we issued to certain of our directors in consideration of our receipt of $100,000, a secured note in the principal amount of $115,00 together with a warrant with a cashless exercise feature exercisable to purchase shares of common stock equal to $115,000 divided by the initial offering price of our common stock in our initial public offering at an exercise price of equal to the price of common stock sold in our next financing of $250,000 or more.

On or about February 22 and March 1, 2018, we issued to certain of our directors, officers, and consultants senior secured notes in the principal amount of $510,000 (the “Senior Notes”), which are payable upon the earlier of August 1, 2018 or upon our consummation of our next debt or equity financing, including, without limitation, this offering and a change of control of us. In addition, upon the consummation by us of any debt or equity offering in the amount of $2,000,000 or more, the holders of the Senior Notes will be issued a number of units equal to 400% of the Senior Notes principal divided by the price per unit sold; and a warrants to purchase a number of units equal to 400% of the Senior Notes principal divided by the price per unit sold, with an exercise price equal to the price per unit sold in such offering.

On April 1, 2018, William B. Stilley, our CEO, Bankole Johnson, our Chairman at that time, and Joseph A. M. Truluck, our COO/CFO, were granted 197,673, 50,000, and 44,636 shares of common stock, respectively, such shares restricted from sale until March 31, 2021.

On June 3, 2018, we issued to one accredited institutional investor with which Joseph Gunnar & Co., LLC had a pre-existing relationship a senior secured note in the principal amount of $325,000 (the “June 2018 Senior Note”), which is payable on March 5, 2019 or upon an earlier event of default, including, without limitation, a change of control of us. The June 2018 Senior Note is convertible into shares of our common stock at a conversion price of $2.00 per share, subject to adjustment for certain dilutive issuances. The investor also received a warrant to purchase 300,000 shares of our common stock exercisable at $3.75 per share which will be exercisable for a term of five years. The warrant provides that in the event our next financing of $2,000,000 or more includes the issuance of more than one warrant with each share of common stock sold in such next financing, then, the number of shares of common stock issuable under the warrant will be equal to 300,000 multiplied by the number of warrants sold with the common stock in the next offering.

On July 31, 2018, upon the closing of our initial public offering, approximately $310,000 aggregate principal amount of convertible debt automatically converted into an aggregate of 700,854 units, comprised of 700,854 shares of common stock and warrants to purchase 700,854 shares of common stock. The issuance of the units was exempt from registration under the Securities Act by virtue of the exemption provided under Section 3(a)(9), as the exchange was made by us with our existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

On July 31, 2018, upon the closing of our initial public offering, we also issued 388,860 shares of common stock and warrants to purchase 444,608 shares of common stock to consultants and employees. The issuance of these securities was also exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction not involving a public offering.

On July 31, 2018, upon the closing of our initial public offering, we also issued 442,220 shares of common stock, warrants to purchase 497,330 shares of common stock, and warrants to purchase 480,600 units, each unit consisting of a share of common stock and a warrant to purchase a share of common stock debt holders. The issuance of these securities was also exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction not involving a public offering.

On November 12, 2018, we exchanged warrants to purchase 480,600 units having an exercise price of $5.00 per unit (each unit consisting of a share of common stock and a warrant to purchase a share of common stock at an exercise price of $6.25 per share) for two warrants, each warrant having an exercise price of $5.00, one warrant to purchase a share of common stock and a second warrant to purchase a warrant that is exercisable for a share of common stock at an exercise price of $6.25 per share. The issuance of the warrants was exempt from registration under the Securities Act by virtue of the exemption provided under Section 3(a)(9), as the exchange was made by us with our existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

On November 26, 2018, we issued 100,000 shares of common stock to a consultant in consideration of strategic management consulting services and investor relations services to be rendered to us.

On November 26, 2018, we issued 18,750 shares of common stock to a consultant in consideration of strategic management consulting services and investor relations services to be rendered to us.

On December 20, 2018, we issued 162,500 shares of our common stock following receipt on December 19, 2018 of a conversion notice from the holder of an outstanding convertible note in the principal amount of $325,000, thereupon retiring all outstanding debt instruments. The issuance of common stock was exempt from registration under the Securities Act by virtue of the exemption provided under Section 3(a)(9) thereof as the common stock was exchanged by us with our existing security holder exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

On January 21, 2019, we exchanged a currently outstanding warrant to purchase 300,000 shares of common stock exercisable at a per share price of $3.75, with a cashless exercise feature, exercisable for a period of five years from its date of issuance for a new warrant to purchase 300,000 shares of common stock at an exercise price of $3.75, with a cashless exercise feature allowing for a maximum issuance of 125,000 shares of common stock upon a cashless exercise, exercisable until April 17, 2019. Subsequent to the exchange, the warrant holder partially exercised the warrant for a payment of $468,750, for issue of 125,000 shares of common stock. The warrant holder then exercised the remainder of the warrant via a cashless and was issued 125,000 shares of common stock, retiring the warrant. We issued the new warrant and the shares of common stock upon exercise of the new warrant in reliance on the exemption from registration provided for under Section 3(a)(9) of the Securities Act, as the issuance was made to an existing security holder, there was no additional consideration paid for the new warrant or the shares of common stock and no commission or other remuneration was paid.

On January 31, 2019, the Company issued 22,311 unregistered shares of common stock upon the full cashless exercise of a warrant to purchase 65,130 shares of common stock at an exercise price of $4.99 per share.

On February 4, 2019, we issued 1,083 shares following the exercise of 1,083 previous outstanding with an exercise price of $0.005 per share, or a total exercise price of $6.

On March 4, 2019, we issued 50,000 shares of common stock to a consultant in consideration of strategic management consulting services and investor relations services to be rendered to us.

On March 6, 2019, we issued 1,083 shares following the exercise of 1,083 previous outstanding with an exercise price of $0.005 per share, or a total exercise price of $6.

On March 15, 2019, we issued 18,750 shares of common stock to a consultant in consideration of strategic management consulting services and investor relations services to be rendered to us.

On March 29, 2019, we issued 25,000 shares of common stock to a consultant at the market price of $3.43 per share.

On April 22, 2019, we issued 50,000 shares of common stock to an investor relations consultant at a cost of $1.66 per share, the market price on the day of the agreement under which these shares were issued.

On June 26, 2019, we issued 18,750 shares of common stock to an investor relations consultant at a cost of $3.80 per share, the market price on the day of the agreement under which these shares were issued.

During 2019, 61,005 unregistered shares of common stock were issued as a result of the exercise of warrants to purchase 61,005 shares of common stock at an exercise price of $0.005 per share for cash payments of $328.

On June 9, 2020, we entered into a securities purchase agreement pursuant to which we issued: (i) 2,820,000 shares of the Company’s common stock, par value $0.001 in a registered direct offering, and (ii) warrants, with a term of five years, to purchase an aggregate of up to 2,115,000 shares of Common Stock at an exercise price of $2.00 per share in a concurrent private placement.

We did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts or commissions, in connection with any of the issuances of securities listed above. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their employment or other relationship with us or through other access to information provided by us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Charlottesville, State of Virginia, on the 2nd day of July, 2020.

ADIAL PHARMACEUTICALS, INC.

By:	/s/ William B. Stilley
Name:	William B. Stilley
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. Stilley and Joseph Truluck, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William B. Stilley	Chief Executive Officer and President
William B. Stilley	(Principal Executive Officer)	July 2, 2020

/s/ Joseph M. Truluck	Chief Operating Officer and Chief Financial Officer
Joseph M. Truluck	(Principal Financial and Accounting Officer)	July 2, 2020

/s/ J. Kermit Anderson
J. Kermit Anderson	Member of the Board of Directors	July 2, 2020

/s/ Roberson H. Gilliland
Robertson H. Gilliland	Member of the Board of Directors	July 2, 2020

/s/ Tony Goodman
Tony Goodman	Member of the Board of Directors	July 2, 2020
/s/ James W. Newman
James W. Newman, Jr.	Member of the Board of Directors	July 2, 2020

/s/ Kevin Schuyler
Kevin Schuyler, CFA	Member of the Board of Directors	July 2, 2020

/s/ Jack W. Reich
Jack W. Reich	Member of the Board of Directors	July 2, 2020

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Organization of ADial Pharmaceuticals, L.L.C. (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.2	Second Amended and Restated Operating Agreement of ADial Pharmaceuticals, L.L.C., dated as of February 3, 2014 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.3	Certificate of Incorporation of Adial Pharmaceuticals, Inc. (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.4	Bylaws of Adial Pharmaceuticals, Inc. (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.5	Articles of Incorporation of APL Conversion Corp., a Virginia Stock Corporation (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.6	Bylaws of APL Conversion Corp. (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.7	Articles of Entity Conversion of ADial Pharmaceuticals, L.L.C. filed with the Virginia Secretary of State (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.8	Terms and Conditions of the Plan of Entity Conversion ADial Pharmaceuticals, L.L.C. into APL Conversion Corp. (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.9	Certificate of Merger of Foreign Corporation into Domestic Corporation filed with the Delaware Secretary of State (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.10	Articles of Merger of APL Conversion Corp. into Adial Pharmaceuticals, Inc. filed with the Virginia Secretary of State (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.11	Agreement and Plan of Merger and Reorganization of APL Conversion Corp., a Virginia Corporation and Adial Pharmaceuticals, Inc. a Delaware Corporation (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.12	First Amendment to the Second Amended and Restated Operating Agreement of ADial Pharmaceuticals, L.L.C., dated as of September 22, 2017 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on October 25, 2017)
4.1	Specimen Common Stock Certificate (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on October 25, 2017)
4.2	Form of Representative’s Warrant Agreement (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.3	Form of Warrant to Purchase Membership Units (2011 Offering) (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.4	Form of Warrant to Purchase Membership Units (2013 Offering) (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.5	Form of Common Stock Purchase Warrant by and between ADial Pharmaceuticals, LLC and FirstFire Global Opportunities Fund, LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.6	Form of 2016 Convertible Promissory Note (2016 Offering) (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.7	Senior Secured Promissory Note dated as of May 1, 2017 by and between ADial Pharmaceuticals, LLC and FirstFire Global Opportunities Fund, LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.8	Form of Membership Unit Award (Profits Interest) Agreement (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)

4.9+	Option Agreement between ADial Pharmaceuticals, LLC and Tony Goodman, effective July 1, 2017 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.10+	Grant Incentive Plan (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.11+	Form of Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.12+	Form of Stock Option Grant Notice, Option Agreement (Incentive Stock Option or Nonstatutory Stock Option) and Notice of Exercise under the 2017 Equity Incentive Plan (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.13+	Form of ADial Pharmaceuticals, LLC Option Agreement (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.14	Amendment to Senior Secured Promissory Note dated as of October 23, 2017 by and between ADial Pharmaceuticals, L.L.C. as predecessor-in-interest to Adial Pharmaceuticals, Inc. and FirstFire Global Opportunities Fund, LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on October 25, 2017)
4.15	Amendment No. 2 to Senior Secured Promissory Note dated as of November 21, 2017 by and between ADial Pharmaceuticals, L.L.C. as predecessor-in-interest to Adial Pharmaceuticals, Inc. and FirstFire Global Opportunities Fund, LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on November 22, 2017)
4.16	Form of Secured Promissory Note dated as of November 21, 2017 by and among Adial Pharmaceuticals, Inc. and certain investors (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on November 22, 2017)
4.17	Form of Common Stock Purchase Warrant dated November 21, 2017 by and among Adial Pharmaceuticals, Inc. and certain investors (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on November 22, 2017)
4.18	Form of Senior Secured Promissory Note dated March 1, 2018 by and between Adial Pharmaceuticals, Inc. and certain investors (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.19	Form of Security Agreement by and between Adial Pharmaceuticals, Inc. and certain investors (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.20	Form of Common Stock Purchase Warrant by and between Adial Pharmaceuticals, Inc. certain investors (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.21	Form of Common Stock Purchase Warrant by and among Adial Pharmaceuticals, Inc. and consultant (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.22	Warrant to purchase 300,000 shares of Common Stock issued June 6, 2018 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
4.23	Form of Warrant Agent Agreement (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
4.24	Form of Warrant (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
4.25	Note issued on June 6, 2018 in the principal amount of $325,000 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
4.26	Amendment No. 1 to 18% Senior Secured Promissory Note (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 6, 2018)
4.27	Form of Unit Warrant (Incorporated by reference to the Company’s Form 10-Q, File No. 000-38323 filed with the Securities and Exchange Commission on September 10, 2018)
4.28	Form of Exchange Agreement, dated November 12, 2018 (Incorporated by reference to the Company’s Form 10-Q, File No. 000-38323 filed with the Securities and Exchange Commission on November 14, 2018)
4.29	Form of $5.00 Warrant to purchase common stock, dated November 12, 2018 (Incorporated by reference to the Company’s Form 10-Q, File No. 000-38323 filed with the Securities and Exchange Commission on November 14, 2018)

4.30	Form of $6.25 Warrant to purchase common stock, dated November 12, 2018 (Incorporated by reference to the Company’s Form 10-Q, File No. 000-38323 filed with the Securities and Exchange Commission on November 14, 2018)
4.31	Form of Warrant (Incorporated by reference to the Company’s Form 8-K, File No. 001-38323 filed with the Securities and Exchange Commission on February 26, 2019)
4.32

Form of Warrant Agency Agreement dated February 25, 2019 between Adial Pharmaceuticals, Inc. and VStock Transfer, LLC (Incorporated by reference to the Company’s Form 8-K, File No. 001-38323 filed with the Securities and Exchange Commission on February 26, 2019)

4.33	Description of Securities (Incorporated by reference to the Company’s Form 10-K, File No. 001-38323 filed with the Securities and Exchange Commission on March 20, 2020)
4.34	Form of Common Stock Purchase Warrant (Incorporated by reference to the Company’s Form 8-K, File No. 001-38323 filed with the Securities and Exchange Commission on June 12, 2020)
5.1*	Opinion of Gracin & Marlow, LLP
10.1	License Agreement between the University of Virginia Patent Foundation and ADial Pharmaceuticals, L.L.C. effective January 21, 2011 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.2	Amendment #1 to License Agreement between University of Virginia Patent Foundation and ADial Pharmaceuticals, LLC effective October 21, 2013 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.3	Amendment #2 to License Agreement between University of Virginia Patent Foundation and ADial Pharmaceuticals, LLC effective May 18, 2016 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.4	Amendment #3 to License Agreement between University of Virginia Patent Foundation and ADial Pharmaceuticals, LLC effective March 27, 2017 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.5+	Executive Employment Agreement with William B. Stilley, III dated December 6, 2010 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.6+	Salary Forbearance Agreement with William B. Stilley, III dated August 17, 2016 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.7+	Consulting Agreement with Joseph Truluck dated April 25, 2016 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.8	Termination Agreement with Cato Holding Company dated March 14, 2016 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.9	Securities Purchase Agreement dated as of May 1, 2017 by and between ADial Pharmaceuticals, LLC and FirstFire Global Opportunities Fund, LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.10	Security Agreement dated May 1, 2017 by and between ADial Pharmaceuticals, LLC and FirstFire Global Opportunities Fund, LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.11	Settlement Agreement and Release of Claims entered into as of January 25, 2016 by and between Bankole Johnson and ADial Pharmaceuticals, LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.12	Promissory Note issued to ADial Pharmaceuticals, L.L.C. by Bankole A. Johnson in the principal amount of $35,000, dated November 24, 2016 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.13	Form of Subscription Agreement to the Offering of Class B Units (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.14+	Consulting Agreement between ADial Pharmaceuticals, LLC and Crescendo Communications, LLC Agreed to and approved June 30, 2017 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.15+	Form of Employment Agreement to be entered into with William B. Stilley, III (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.16+	Employment Agreement to be entered into with Joseph A. M. Truluck (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.17	Indemnification Agreement (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.18	Sublease Agreement with Inspyr Therapeutics, Inc. dated August 16, 2017 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)

10.19	Amendment #4 to License Agreement between University of Virginia Patent Foundation and ADial Pharmaceuticals, LLC effective August 15, 2017 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.20	Form of Securities Purchase Agreement dated as of November 21, 2017 by and among Adial Pharmaceuticals, Inc. and certain investors (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on November 22, 2017)
10.21	Form of Security Agreement dated November 21, 2017 by and among Adial Pharmaceuticals, Inc. and certain investors (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on November 22, 2017)
10.22	Amendment #5 to License Agreement between University of Virginia Patent Foundation and Adial Pharmaceuticals, Inc., dated as of December 14, 2017 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
10.23	Form of Securities Purchase Agreement by and among Adial Pharmaceuticals, Inc. and certain investors (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
10.24

Backstop Commitment Agreement between Adial Pharmaceuticals, Inc. and MVA 151 Investors LLC dated February 22, 2018 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)

10.25	Medical Translation Services Agreement by and between Adial Pharmaceuticals, Inc. and Medico-Trans Company, LLC dated January 29, 2018 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
10.26+	Amendment to Consulting Agreement with Joseph Truluck dated December 1, 2017 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
10.27+	Performance Bonus Plan Cancellation (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
10.28	Settlement Agreement dated as of February 22, 2018 by and between ADial Pharmaceuticals, Inc. and FirstFire Global Opportunities Fund, LLC (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
10.29	Securities Purchase Agreement dated June 6, 2018 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
10.30	Security Agreement dated June 6, 2018 (Incorporated by reference to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
10.31	Form of Unit Warrant (Incorporated by reference to the Company’s Form 10-Q, File No. 000-38323 filed with the Securities and Exchange Commission on September 10, 2018)
10.32	Form of Exchange Agreement, dated November 12, 2018 (Incorporated by reference to the Company’s Form 10-Q, File No. 000-38323 filed with the Securities and Exchange Commission on November 14, 2018)
10.33	Form of $5.00 Warrant to purchase common stock, dated November 12, 2018 (Incorporated by reference to the Company’s Form 10-Q, File No. 000-38323 filed with the Securities and Exchange Commission on November 14, 2018)
10.34	Form of $6.25 Warrant to purchase common stock, dated November 12, 2018 (Incorporated by reference to the Company’s Form 10-Q, File No. 000-38323 filed with the Securities and Exchange Commission on November 14, 2018)
10.35

Amendment No. 6 to License Agreement between the Company, University of Virginia Patent Foundation d/b/a the University of Virginia Licensing and Ventures Group dated as of December 18, 2018 (Incorporated by reference to the Company’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on December 19, 2018)

10.36+	Amendment to Employment Agreement between Adial Pharmaceuticals, Inc. and William Stilley, dated as of March 11, 2019 (Incorporated by reference to the Company’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on March 14, 2019)
10.37+	Amendment to Employment Agreement between Adial Pharmaceuticals, Inc. and Joseph Truluck, dated as of March 11, 2019 (Incorporated by reference to the Company’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on March 14, 2019)
10.38+	Consulting Agreement between Adial Pharmaceuticals, Inc. and Dr. Bankole Johnson, dated March 24, 2019 (Incorporated by reference to the Company’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on March 26, 2019)
10.39	Master Services Agreement and related statement of work, dated July 5, 2019, by and between Adial Pharmaceuticals, Inc. and Psychological Education Publishing Company (Incorporated by reference to the Company’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on July 8, 2019)

10.40	Amendment No. 1 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Stock Plan (Incorporated by reference to the Company’s Form S-8, File No. 000-38323 filed with the Securities and Exchange Commission on September 13, 2019)
10.41	Form of Stock Option Grant Notice, Option Agreement (Incentive Stock Option or Nonstatutory Stock Option) and Notice of Exercise under the 2017 Equity Incentive Plan (Incorporated by reference to the Company’s Form S-8, File No. 000-38323 filed with the Securities and Exchange Commission on September 13, 2019)
10.42	Amendment to Statement of Work under Master Services Agreement dated December 12, 2019, by and between Adial Pharmaceuticals, Inc. and Psychological Education Publishing Company (Incorporated by reference to the Company’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on December 16, 2019)
10.43	Guaranty, dated December 12, 2019, executed by Dr. Bankole Johnson (Incorporated by reference to the Company’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on December 16, 2019)
10.44	Pledge and Security Agreement, dated December 12, 2019 (Incorporated by reference to the Company’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on December 16, 2019)
10.45	Lock-Up Agreement, dated December 12, 2019 (Incorporated by reference to the Company’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on December 16, 2019)
10.46	Amendment 7 to License Agreement by and between the University of Virginia Patent Foundation d/b/a the University of Virginia Licensing and Ventures Group and Adial Pharmaceuticals, Inc. (Incorporated by reference to the Company’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on December 31, 2019)
10.47+	Amendment to Employment Agreement between Adial Pharmaceuticals, Inc. and Joseph Truluck dated March 3, 2020 (Incorporated by reference to the Company’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on March 6, 2020)
10.47	Placement Agency Agreement, dated June 9, 2020, by and among Adial Pharmaceuticals, Inc. and Maxim Group LLC and Joseph Gunnar & Co., LLC (Incorporated by reference to the Company’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on June 10, 2020)
10.48	Form of Securities Purchase Agreement, dated as of June 9, 2020, by and among Adial Pharmaceuticals, Inc. and the Investors (Incorporated by reference to the Company’s Form 8-K, File No. 000-38323 filed with the Securities and Exchange Commission on June 10, 2020)
21.1	List of Subsidiaries (Incorporated by reference to the Company’s Annual Report on Form 10-K, File No. 000-38323 filed with the Securities and Exchange Commission on February 19, 2019)
23.1*	Consent of Friedman LLP
23.2*	Consent of Gracin & Marlow, LLP (See Exhibit 5.1 above)
24.1	Power of Attorney (included on signature page hereto)
101.INS	XBRL Instance
101.XSD	XBRL Schema
101.PRE	XBRL Presentation
101.CAL	XBRL Calculation
101.DEF	XBRL Definition
101.LAB	XBRL Label

*	Filed herewith
+	Management contract or compensatory plan or arrangement required to be identified pursuant to Item 15(a)(3) of this report.